EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-55083, 33-55083-01, 33-55083-02) pertaining to the Profit Sharing and Retirement Plan of Centex Corporation of our report dated May 22, 2003, with respect to the financial statements and schedule of the Profit Sharing and Retirement Plan of Centex Corporation included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Dallas, Texas
June 24, 2003